Exhibit 13.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F of Burford Capital Limited (the “Company”) for the period ended December 31, 2021 as filed with the US Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to such officer’s knowledge:

1.	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and is not intended to be used or relied upon for any other purpose.

Date: March 29, 2022	By:	/s/ Christopher P. Bogart
Name: Christopher P. Bogart
Title: Chief Executive Officer

Date: March 29, 2022	By:	/s/ Kenneth A. Brause
Name: Kenneth A. Brause
Title: Chief Financial Officer